Artisan Partners Asset Management Inc. Reports 4Q25 and Year Ended December 31, 2025 Results and Quarterly and Special Annual Dividend
Milwaukee, WI - February 3, 2026 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the quarter and year ended December 31, 2025 and declared a quarterly and special annual dividend.
Chief Executive Officer Jason Gottlieb said: "In 2025, we generated significant absolute returns for clients, delivered strong financial results for shareholders, and continued to expand our multi-asset class investment platform. Firmwide asset-weighted investment returns exceeded 20% net of fees. Compared to 2024, we grew revenue by 8%, operating income and adjusted operating income by 9% and 12%, respectively, and assets under management by nearly 12%. We also announced the acquisition of Grandview Property Partners, a real estate private equity firm specializing in originating, developing, acquiring and managing middle market properties across the United States. The Grandview transaction closed in early January 2026.

"Grandview advances our strategic expansion into alternative investments, establishes a foundation in private real estate, and creates new pathways for growth. It also aligns with Artisan’s long-standing record of methodically expanding our investment capabilities across equities, credit, and alternative asset classes through the addition of exceptional talent and differentiated strategies. Grandview joins Artisan as our 12th autonomous investment franchise.

"Throughout 2025, our credit-oriented investment franchises continued to perform well. Short and long-term investment performance is strong, with all six investment strategies managed by these franchises outperforming their respective indices over 3 years with average outperformance of 390 basis points net of fees. In addition, AUM grew 31% to $19.4 billion, we raised $3.3 billion of net inflows, and organic growth was 22%. We anticipate continued strong organic growth in 2026.

"Our overall results were tempered by $12.7 billion of aggregate net outflows, which were largely concentrated in three growth-oriented equity strategies impacted by a combination of challenging short-term performance, changing asset allocation preferences, and profit taking on the back of strong long-term performance.

"In 2025, six of our equity strategies generated over 500 basis points of annual outperformance net of fees, and 14 of 17 equity strategies have outperformed their respective indices from inception net of fees. However, we are keenly aware of the shifts taking place in the market for active, public equity investment strategies. Maintaining and growing AUM in public equities requires differentiated and compelling investment performance, asset allocation demand, the right vehicles and pricing, and effective sales and client service. The bar is high, but we believe we can continue to maintain and grow our equity businesses. We are actively working on new vehicles and other account types in order to better serve our existing and future clients.

"Looking to 2026 and beyond, we are excited about the opportunities both within and outside of Artisan to expand our multi-asset class investment platform. With the addition of Grandview, we have broadened the ways in which we can partner with and onboard differentiated investment talent. We intend to leverage our enhanced transactional and operational capacity further as we add new capabilities, especially in alternatives, allocating capital towards high conviction investments that sit at the intersection of talent, alpha and commercial opportunity."

Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)
AUM and Flows

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024

Beginning assets under management	$181,306	$175,545	$167,840	$161,208	$150,167
Gross client cash inflows	7,703	6,084	7,649	27,034	25,650
Gross client cash outflows	(13,333)	(8,413)	(8,473)	(39,696)	(29,349)
Net client cash flows	(5,630)	(2,329)	(824)	(12,662)	(3,699)
Artisan Funds’ distributions not reinvested[1]	(1,511)	(161)	(795)	(1,982)	(1,193)
Investment returns and other	5,763	8,251	(5,013)	33,364	15,933
Ending assets under management	$179,928	$181,306	$161,208	$179,928	$161,208
Average assets under management	$180,889	$177,413	$165,392	$173,004	$160,232

Financial Results
The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$179.9	$181.3	$161.2	$179.9	$161.2
Average	180.9	177.4	165.4	173.0	160.2

Consolidated Financial Results (GAAP)
Revenues	$335.5	$301.3	$297.0	$1,196.7	$1,111.8
Operating income	131.5	101.8	109.1	399.6	366.6
Operating margin	39.2%	33.8%	36.7%	33.4%	33.0%
Net income attributable to Artisan Partners Asset Management Inc.	$94.8	$66.8	$69.7	$290.3	$259.7
Basic earnings per share	1.32	0.93	0.97	4.05	3.66
Diluted earnings per share	1.32	0.93	0.97	4.05	3.66

Adjusted[2] Financial Results
Adjusted operating income	$134.8	$109.2	$109.3	$422.6	$376.0
Adjusted operating margin	40.2%	36.2%	36.8%	35.3%	33.8%
Adjusted EBITDA[3]	139.9	114.4	117.8	442.1	400.0
Adjusted net income	102.2	82.7	85.2	319.4	287.3
Adjusted net income per adjusted share	1.26	1.02	1.05	3.93	3.55

_____________________________________
1 Artisan Funds' distributions not reinvested represents the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.
2 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
3 Adjusted EBITDA represents adjusted net income before interest expense, income taxes, depreciation and amortization expense.

Capital Management & Balance Sheet
Cash and cash equivalents were $214.4 million at December 31, 2025, compared to $201.2 million at December 31, 2024. During the December 31, 2025 quarter, the Company paid a variable quarterly dividend of $0.88 per share of Class A common stock with respect to the September 2025 quarter. The Company had total borrowings of $190.0 million and $200.0 million at December 31, 2025 and December 31, 2024, respectively.
During the December 2025 quarter, limited partners of Artisan Partners Holdings exchanged 20,000 common units for 20,000 Class A common shares. The exchanges increased the Company’s public float of Class A common stock by 20,000 shares.
Total stockholders’ equity was $478.1 million at December 31, 2025, compared to $422.0 million at December 31, 2024. The Company had 70.5 million Class A common shares outstanding at December 31, 2025. The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.4x at December 31, 2025.
Long-Term Incentive Awards
On January 29, 2026, the Company's board of directors approved a grant of long-term incentive awards with a grant date fair value of approximately $71.8 million, consisting of $21.2 million of restricted share-based awards and $50.6 million of long-term cash-based awards, which we refer to as franchise capital awards. The grant will be effective March 2, 2026.
Dividend
The Company’s board of directors declared a dividend of $1.58 per share of Class A common stock, consisting of a variable quarterly dividend of $1.01 per share of Class A common stock with respect to the December 2025 quarter and a special dividend of $0.57 per share. The variable quarterly dividend represents approximately 80% of the cash generated in the December 2025 quarter. The dividend will be paid on February 27, 2026 to shareholders of record as of the close of business on February 13, 2026. Based on our projections and subject to change, we expect some portion of dividend payments to constitute a return of capital for tax purposes.
Subject to board approval each quarter, we currently expect to pay a quarterly dividend of approximately 80% of the cash the Company generates each quarter from operations. We expect cash generation will generally equal adjusted net income plus long-term incentive compensation expense, less cash reserved for future franchise capital awards, with additional adjustments made for certain other sources and uses of cash, including capital expenditures. After the end of the year, our board will consider payment of a special dividend from the 20% withheld each quarter plus any discrete sources and uses of cash throughout the year, including gains realized upon seed capital redemptions and investments redeemed in connection with forfeited franchise capital awards.
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Conference Call
The Company will host a conference call on February 4, 2026 at 1:00 p.m. (Eastern Time) to discuss these results. Hosting the call will be Jason Gottlieb, Chief Executive Officer and President, and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the Company’s website at www.apam.com. The call will be webcast and can be accessed via the Company’s website. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10205135. A replay of the call will be available until February 11, 2026 at 9:00 a.m. (Eastern Time), by dialing 855.669.9658 or 412.317.0088 for international callers; the replay conference ID is 5239896. An audio recording will also be available on the Company’s website.
Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance, actions or achievements to differ materially from the results, level of activity, performance, actions or achievements expressed or implied by the forward-looking statements. These factors include: the loss of key investment professionals or senior management, adverse market or economic conditions for whatever reason, poor performance of our investment strategies, change in the legislative and regulatory environment in which we operate, operational or technical errors or other matters that cause damage to our reputation, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 25, 2025, as such factors may be updated from time to time. Our periodic and current reports are accessible on the SEC's website at www.sec.gov. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
Assets Under Management (AUM) refers to the assets of pooled vehicles and separate accounts to which Artisan Partners provides services. Artisan Partners’ AUM as reported here includes assets for certain strategies for which Artisan Partners provides non-discretionary model portfolios to managed account sponsors, and for which we earn only investment-related service fees. Such non-discretionary assets are reported on a lag not exceeding one quarter and represented $123 million, $114 million and $105 million as of December 31, 2025, September 30, 2025 and December 31, 2024, respectively. Artisan’s definition of AUM is not based on any definition of Assets Under Management contained in the ADV or in any of Artisan’s fund management agreements.
Results for any investment strategy described herein, and for different investment products within a strategy, are affected by numerous factors, including different material market or economic conditions; different investment management fee rates, brokerage commissions and other expenses; and the reinvestment of dividends or other earnings. The returns for any strategy may be positive or negative, and past performance does not guarantee future results. In these materials we present relative performance, sourced from Artisan Partners, MSCI, Russell, S&P, JP Morgan and ICE BofA. Current performance may be lower or higher than the performance shown.
Unless otherwise noted, composite returns have been presented gross of investment advisory fees applied to client accounts, but include applicable trade commissions and transaction costs. Management fees, when reflected, would reduce the results presented for an investor in an account managed within a composite. Net-of-fees composite returns presented in these materials were calculated using the highest model investment advisory fees applicable to portfolios within the composite. Fees may be higher for certain pooled vehicles, and the composite may include accounts with performance-based fees. Index returns do not reflect the payment of fees and expenses. Certain Artisan composite returns may be represented by a single account.
In these materials, we present Value Added, which is the difference between an Artisan strategy’s average annual return and the return of its respective benchmark. We may also present Excess Returns (alpha), which are an estimate of the amount in dollars by which Artisan’s investment strategies have outperformed or underperformed their respective benchmark. Excess Returns are calculated by (i) multiplying a strategy’s beginning-of-year AUM by the difference between the returns (in basis points) of the strategy (gross of fees, unless otherwise indicated) and the benchmark for the ensuing year and (ii) summing all strategies’ Excess Returns for each year calculated. Market Returns include all changes in AUM not included in Excess Returns, client cash flows and Artisan Funds distributions not reinvested. The benchmark used for purposes of presenting a strategy’s performance and calculating Value Added and Excess Returns is generally the market index most commonly used by our clients to compare the performance of the relevant strategy. For certain strategies that are managed for absolute return, the benchmark used for purposes of presenting a strategy's performance and calculating Value Added and Excess Returns is the index used by the Company’s management to evaluate the performance of the strategy. YTD Relative performance as presented in these materials compares the performance of a strategy's composite to its respective index.

Composites / Indexes used for the comparison calculations described are: Non-U.S. Growth Strategy / International Value Strategy-MSCI EAFE Index; Global Equity Strategy / Global Opportunities Strategy / Global Value Strategy / Franchise Strategy-MSCI All Country World Index; Global Discovery Strategy: MSCI All Country World Small Mid Cap Index; Non-U.S. Small-Mid Growth Strategy-MSCI All Country World Index Ex USA Small Mid Index; U.S. Mid-Cap Growth Strategy-Russell Midcap Growth® Index; U.S. Mid-Cap Value Strategy-Russell Midcap Value® Index; U.S. Small-Cap Growth Strategy-Russell 2000 Growth® Index; Value Equity Strategy-Russell 1000 Value® Index; Developing World Strategy / Sustainable Emerging Markets Strategy-MSCI Emerging Markets Index; High Income Strategy-ICE BofA U.S. High Yield Index; Credit Opportunities Strategy-ICE BofA U.S. Dollar 3-Month Deposit Offered Rate Constant Maturity Index; Antero Peak Strategy / Antero Peak Hedge Strategy / Select Equity Strategy / Value Income Strategy-S&P 500® Market Index; International Explorer Strategy-MSCI All Country World Index Ex USA Small Cap; Floating Rate Strategy-S&P UBS Leveraged Loan Index; Global Unconstrained Strategy-ICE BofA 3-Month U.S. Treasury Bill Index; Global Special Situations Strategy-ICE BofA Global High Yield Index; Emerging Markets Debt Opportunities Strategy-J.P. Morgan EMB Hard Currency/Local Currency 50-50; Emerging Markets Local Opportunities Strategy-J.P. Morgan GBI-EM Global Diversified Index. Where applicable, composite returns have been included for the following discontinued strategies and their indexes: Global Small-Cap Growth Strategy (Jul 1, 2013-Dec 31, 2016)-MSCI ACWI Small Cap Index; U.S. Small-Cap Value Strategy (Jun 1, 1997-Apr 30, 2016)-Russell 2000® Index; Non-U.S. Small-Cap Growth Strategy (Jan 1, 2002-Nov 30, 2018)-MSCI EAFE Small Cap Index. Index returns do not reflect the payment of fees and expenses. An investment cannot be made directly in an Artisan Partners composite or a market index and the aggregated results are hypothetical.
None of the information in these materials constitutes either an offer or a solicitation to buy or sell any fund securities, nor is any such information a recommendation for any fund security or investment service. The funds and strategies may not be available to all investors in all jurisdictions.
Grandview Property Partners is a separate, wholly-owned subsidiary and a registered investment adviser with the U.S. Securities and Exchange Commission.
Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Artisan Partners
Artisan Partners is a global multi-asset investment platform providing a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.
Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
866.632.1770
ir@artisanpartners.com

Exhibit 1
Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$195.0	$192.5	$178.4	$741.8	$688.8
Separate accounts and other	111.4	108.8	103.9	425.8	408.2
Performance fees	29.1	—	14.7	29.1	14.8
Total revenues	335.5	301.3	297.0	1,196.7	1,111.8

Operating expenses
Compensation and benefits	165.3	163.3	148.4	649.6	594.1
Distribution, servicing and marketing	7.4	7.5	6.7	28.1	25.8
Occupancy	7.1	7.4	7.3	29.2	30.3
Communication and technology	13.2	12.7	13.3	52.4	53.0
General and administrative	11.0	8.6	12.2	37.8	42.0
Total operating expenses	204.0	199.5	187.9	797.1	745.2
Operating income	131.5	101.8	109.1	399.6	366.6
Interest expense	(2.1)	(2.3)	(2.1)	(8.6)	(8.6)
Interest income on cash and cash equivalents and other	2.9	2.6	3.0	9.4	9.6
Net gain (loss) on the tax receivable agreements	—	0.6	—	0.6	(0.5)
Net investment gain (loss) of consolidated investment products	8.9	8.7	6.4	47.4	52.0
Net investment gain (loss) of nonconsolidated investment products	6.3	12.0	(3.2)	40.7	21.5
Total non-operating income (expense)	16.0	21.6	4.1	89.5	74.0
Income before income taxes	147.5	123.4	113.2	489.1	440.6
Provision for income taxes	29.5	36.9	25.6	111.3	90.9
Net income before noncontrolling interests	118.0	86.5	87.6	377.8	349.7
Less: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	17.9	15.0	14.0	58.2	52.9
Less: Net income (loss) attributable to noncontrolling interests - consolidated investment products	5.3	4.7	3.9	29.3	37.1
Net income attributable to Artisan Partners Asset Management Inc.	$94.8	$66.8	$69.7	$290.3	$259.7

Basic earnings per share - Class A common shares	$1.32	$0.93	$0.97	$4.05	$3.66
Diluted earnings per share - Class A common shares	$1.32	$0.93	$0.97	$4.05	$3.66

Average shares outstanding
Class A common shares	65.7	65.7	65.2	65.6	64.9
Participating unvested restricted share-based awards	5.3	5.3	5.4	5.3	5.5
Total average shares outstanding	71.0	71.0	70.6	70.9	70.4

Exhibit 2
Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$94.8	$66.8	$69.7	$290.3	$259.7
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	17.9	15.0	14.0	58.2	52.9
Add back: Provision for income taxes	29.5	36.9	25.6	111.3	90.9
Add back: Compensation expense (reversal) related to market valuation changes in compensation plans	3.3	7.4	(1.4)	23.0	7.8
Add back: Net (gain) loss on the tax receivable agreements	—	(0.6)	—	(0.6)	0.5
Add back: Net investment (gain) loss of investment products attributable to APAM	(9.7)	(15.7)	3.6	(58.0)	(31.9)
Add back: Non-recurring expenses	—	—	1.6	—	1.6
Less: Adjusted provision for income taxes	33.6	27.1	27.9	104.8	94.2
Adjusted net income (Non-GAAP)	$102.2	$82.7	$85.2	$319.4	$287.3

Average shares outstanding
Class A common shares	65.7	65.7	65.2	65.6	64.9

Assumed vesting or exchange of:
Unvested restricted share-based awards	5.3	5.3	5.5	5.3	5.5
Artisan Partners Holdings LP units outstanding (noncontrolling interest)	10.2	10.2	10.3	10.2	10.5
Adjusted shares	81.2	81.2	81.0	81.1	80.9

Basic earnings per share (GAAP)	$1.32	$0.93	$0.97	$4.05	$3.66
Diluted earnings per share (GAAP)	$1.32	$0.93	$0.97	$4.05	$3.66
Adjusted net income per adjusted share (Non-GAAP)	$1.26	$1.02	$1.05	$3.93	$3.55

Operating income (GAAP)	$131.5	$101.8	$109.1	$399.6	$366.6
Add back: Compensation expense (reversal) related to market valuation changes in compensation plans	3.3	7.4	(1.4)	23.0	7.8
Add back: Non-recurring expenses	—	—	1.6	—	1.6
Adjusted operating income (Non-GAAP)	$134.8	$109.2	$109.3	$422.6	$376.0

Operating margin (GAAP)	39.2%	33.8%	36.7%	33.4%	33.0%
Adjusted operating margin (Non-GAAP)	40.2%	36.2%	36.8%	35.3%	33.8%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$94.8	$66.8	$69.7	$290.3	$259.7
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	17.9	15.0	14.0	58.2	52.9
Add back: Compensation expense (reversal) related to market valuation changes in compensation plans	3.3	7.4	(1.4)	23.0	7.8
Add back: Net (gain) loss on the tax receivable agreements	—	(0.6)	—	(0.6)	0.5
Add back: Net investment (gain) loss of investment products attributable to APAM	(9.7)	(15.7)	3.6	(58.0)	(31.9)
Add back: Interest expense	2.1	2.3	2.1	8.6	8.6
Add back: Provision for income taxes	29.5	36.9	25.6	111.3	90.9
Add back: Depreciation and amortization	2.0	2.3	2.6	9.3	9.9
Add back: Non-recurring expenses	—	—	1.6	—	1.6
Adjusted EBITDA (Non-GAAP)	$139.9	$114.4	$117.8	$442.1	$400.0

Supplemental Non-GAAP Financial Information
The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) net gain (loss) on the tax receivable agreements (if any), (2) compensation expense (reversal) related to market valuation changes in compensation plans, (3) net investment gain (loss) of investment products, (4) non-recurring expenses, and (5) the adjustment to deferred taxes as a result of the One Big Beautiful Bill Act (“OBBBA”) enactment. These adjusted measures also remove the non-operational complexities of the Company’s structure by adding back noncontrolling interests and assuming all income of Artisan Partners Holdings is allocated to APAM. Management believes these non-GAAP measures provide meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:
•Adjusted net income represents net income excluding the impact of (1) net gain (loss) on the tax receivable agreements (if any), (2) compensation expense (reversal) related to market valuation changes in compensation plans, (3) net investment gain (loss) of investment products, (4) non-recurring expenses, and (5) the adjustment to deferred taxes as a result of the OBBBA enactment. Adjusted net income also reflects income taxes assuming the vesting of all unvested Class A share-based awards and as if all outstanding limited partnership units of Artisan Partners Holdings had been exchanged for Class A common stock of APAM on a one-for-one basis. Assuming full vesting and exchange, all income of Artisan Partners Holdings is treated as if it were allocated to APAM, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting APAM's current federal, state and local income statutory tax rates. The adjusted tax rate was 24.7% for all periods presented.
•Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested Class A share-based awards and the exchange of all outstanding limited partnership units of Artisan Partners Holdings for Class A common stock of APAM on a one-for-one basis.
•Adjusted operating income represents the operating income of the consolidated company excluding compensation expense related to market valuation changes in compensation plans and non-recurring expenses.
•Adjusted operating margin is calculated by dividing adjusted operating income by total revenues.
•Adjusted EBITDA represents adjusted net income before interest expense, income taxes, depreciation and amortization expense.
Net gain (loss) on the tax receivable agreements represents the income (expense) associated with the change in estimate of amounts payable under the tax receivable agreements entered into in connection with APAM’s initial public offering and related reorganization.
Compensation expense (reversal) related to market valuation changes in compensation plans represents the expense (income) associated with the change in the long-term incentive award liability resulting from investment returns of the underlying investment products. Because the compensation expense impact of the investment market exposure is economically hedged, management believes it is useful to reflect the expected net income offset in the calculation of adjusted operating income, adjusted net income, and adjusted EBITDA. The related investment gain (loss) on the underlying investments is included in the adjustment for net investment gain (loss) of investment products.
Net investment gain (loss) of investment products represents the non-operating income (expense) related to the Company’s investments, in both consolidated sponsored investment products and nonconsolidated sponsored investment products, including investments in sponsored investment products held to economically hedge compensation plans. Excluding these non-operating market gains or losses on investments provides greater transparency to evaluate the profitability and efficiency of the underlying operations of the business. Interest income generated on cash and cash equivalents is considered part of normal operations, and therefore, is not excluded from adjusted net income.
Non-recurring expenses represents non-recurring professional fees that are not reflective of core operations.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	December 31,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$214.4	$201.2
Accounts receivable	154.5	118.7
Investment securities	228.0	208.8
Deferred tax assets	354.7	409.4
Assets of consolidated investment products	462.0	538.2
Operating lease assets	105.3	83.4
Other	58.4	59.1
Total assets	$1,577.3	$1,618.8

Liabilities and equity
Accounts payable, accrued expenses, and other	$32.4	$33.4
Accrued short-term incentive compensation	28.9	20.5
Accrued long-term incentive compensation	105.4	58.9
Borrowings	189.1	199.4
Operating lease liabilities	120.9	101.3
Amounts payable under tax receivable agreements	303.4	341.5
Liabilities of consolidated investment products	14.8	113.8
Total liabilities	794.9	868.8

Redeemable noncontrolling interests	304.3	328.0
Total stockholders’ equity	478.1	422.0
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$1,577.3	$1,618.8

Exhibit 4

Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Investment Team
	Growth	Global Equity	U.S. Value	International Value Group	Global Value	Sustainable Emerging Markets	Credit	Developing World	Antero Peak Group	International Small-Mid	EMsights Capital Group	Total
December 31, 2025
Beginning assets under management	$36,750	$15,915	$7,812	$52,656	$35,185	$2,355	$13,991	$4,962	$2,541	$5,065	$4,074	$181,306
Gross client cash inflows	980	493	410	2,113	900	190	1,677	256	162	130	392	7,703
Gross client cash outflows	(6,248)	(579)	(627)	(2,301)	(1,461)	(114)	(672)	(474)	(229)	(373)	(255)	(13,333)
Net client cash flows	(5,268)	(86)	(217)	(188)	(561)	76	1,005	(218)	(67)	(243)	137	(5,630)
Artisan Funds’ distributions not reinvested[1]	(83)	(271)	(16)	(924)	(39)	(2)	(98)	—	(23)	(52)	(3)	(1,511)
Investment returns and other	(140)	349	301	2,466	2,679	108	153	(461)	(5)	143	170	5,763
Ending assets under management	$31,259	$15,907	$7,880	$54,010	$37,264	$2,537	$15,051	$4,283	$2,446	$4,913	$4,378	$179,928
Average assets under management	$34,770	$15,730	$7,713	$53,285	$35,932	$2,468	$14,600	$4,715	$2,523	$4,997	$4,156	$180,889

September 30, 2025
Beginning assets under management	$36,748	$15,161	$7,765	$50,871	$32,906	$2,047	$13,096	$4,784	$2,540	$5,856	$3,771	$175,545
Gross client cash inflows	638	486	204	1,410	1,387	149	1,087	158	85	248	232	6,084
Gross client cash outflows	(2,827)	(492)	(236)	(2,062)	(900)	(88)	(400)	(86)	(145)	(1,084)	(93)	(8,413)
Net client cash flows	(2,189)	(6)	(32)	(652)	487	61	687	72	(60)	(836)	139	(2,329)
Artisan Funds’ distributions not reinvested[1]	—	—	—	(61)	—	—	(97)	—	—	—	(3)	(161)
Investment returns and other	2,191	760	79	2,498	1,792	247	305	106	61	45	167	8,251
Ending assets under management	$36,750	$15,915	$7,812	$52,656	$35,185	$2,355	$13,991	$4,962	$2,541	$5,065	$4,074	$181,306
Average assets under management	$36,558	$15,363	$7,756	$51,856	$33,630	$2,145	$13,515	$4,824	$2,508	$5,364	$3,894	$177,413

December 31, 2024
Beginning assets under management	$39,662	$13,765	$7,811	$46,948	$29,728	$2,006	$11,622	$4,225	$2,403	$7,311	$2,359	$167,840
Gross client cash inflows	1,463	92	257	2,610	1,151	84	900	107	146	217	622	7,649
Gross client cash outflows	(3,011)	(371)	(338)	(1,604)	(980)	(428)	(602)	(258)	(359)	(460)	(62)	(8,473)
Net client cash flows	(1,548)	(279)	(81)	1,006	171	(344)	298	(151)	(213)	(243)	560	(824)
Artisan Funds’ distributions not reinvested[1]	(112)	(109)	(11)	(379)	(31)	—	(90)	—	(46)	(16)	(1)	(795)
Investment returns and other	443	(443)	(122)	(3,280)	(1,189)	(110)	112	26	67	(508)	(9)	(5,013)
Ending assets under management	$38,445	$12,934	$7,597	$44,295	$28,679	$1,552	$11,942	$4,100	$2,211	$6,544	$2,909	$161,208
Average assets under management	$39,631	$13,439	$7,827	$45,699	$29,266	$1,705	$11,804	$4,227	$2,387	$6,952	$2,455	$165,392

_______________________________________
1 Artisan Funds' distributions not reinvested represents the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.

Exhibit 4

Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Vehicle
	Artisan Funds & Artisan Global Funds	Separate Accounts and Other [1]	Total
December 31, 2025
Beginning assets under management	$88,040	$93,266	$181,306
Gross client cash inflows	5,261	2,442	7,703
Gross client cash outflows	(6,529)	(6,804)	(13,333)
Net client cash flows	(1,268)	(4,362)	(5,630)
Artisan Funds' distributions not reinvested[2]	(1,511)	—	(1,511)
Investment returns and other	2,542	3,221	5,763
Net transfers[3]	72	(72)	—
Ending assets under management	$87,875	$92,053	$179,928
Average assets under management	$87,827	$93,062	$180,889

September 30, 2025
Beginning assets under management	$85,626	$89,919	$175,545
Gross client cash inflows	4,538	1,546	6,084
Gross client cash outflows	(5,682)	(2,731)	(8,413)
Net client cash flows	(1,144)	(1,185)	(2,329)
Artisan Funds' distributions not reinvested[2]	(161)	—	(161)
Investment returns and other	3,719	4,532	8,251
Net transfers[3]	—	—	—
Ending assets under management	$88,040	$93,266	$181,306
Average assets under management	$86,644	$90,769	$177,413

December 31, 2024
Beginning assets under management	$81,054	$86,786	$167,840
Gross client cash inflows	4,844	2,805	7,649
Gross client cash outflows	(4,431)	(4,042)	(8,473)
Net client cash flows	413	(1,237)	(824)
Artisan Funds' distributions not reinvested[2]	(795)	—	(795)
Investment returns and other	(3,058)	(1,955)	(5,013)
Net transfers[3]	—	—	—
Ending assets under management	$77,614	$83,594	$161,208
Average assets under management	$79,955	$85,437	$165,392
_______________________________________
1 Separate accounts and other consists of AUM we manage in or through vehicles other than Artisan Funds and Artisan Global Funds. This AUM includes assets we manage in traditional separate accounts, as well as assets we manage in Artisan-branded collective investment trusts and in our own private funds.
2 Artisan Funds' distributions not reinvested represents the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.
3 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Years Ended	By Investment Team
	Growth	Global Equity	U.S. Value	International Value Group	Global Value	Sustainable Emerging Markets	Credit	Developing World	Antero Peak Group	International Small-Mid	EMsights Capital Group	Total
December 31, 2025
Beginning assets under management	$38,445	$12,934	$7,597	$44,295	$28,679	$1,552	$11,942	$4,100	$2,211	$6,544	$2,909	$161,208
Gross client cash inflows	3,673	1,380	744	8,728	3,780	630	4,814	828	491	642	1,324	27,034
Gross client cash outflows	(14,698)	(2,668)	(1,200)	(8,232)	(4,904)	(332)	(2,376)	(972)	(668)	(3,174)	(472)	(39,696)
Net client cash flows	(11,025)	(1,288)	(456)	496	(1,124)	298	2,438	(144)	(177)	(2,532)	852	(12,662)
Artisan Funds’ distributions not reinvested[1]	(83)	(271)	(16)	(1,110)	(39)	(2)	(377)	—	(23)	(52)	(9)	(1,982)
Investment returns and other	3,922	4,532	755	10,329	9,748	689	1,048	327	435	953	626	33,364
Ending assets under management	$31,259	$15,907	$7,880	$54,010	$37,264	$2,537	$15,051	$4,283	$2,446	$4,913	$4,378	$179,928
Average assets under management	$36,189	$14,774	$7,635	$50,186	$32,802	$2,001	$13,239	$4,571	$2,388	$5,532	$3,687	$173,004

December 31, 2024
Beginning assets under management	$38,546	$13,725	$7,057	$41,009	$25,670	$917	$9,683	$3,453	$2,101	$7,151	$855	$150,167
Gross client cash inflows	4,256	519	655	7,250	3,507	1,094	4,419	558	489	882	2,021	25,650
Gross client cash outflows	(9,652)	(2,685)	(804)	(6,238)	(3,254)	(552)	(2,745)	(887)	(957)	(1,494)	(81)	(29,349)
Net client cash flows	(5,396)	(2,166)	(149)	1,012	253	542	1,674	(329)	(468)	(612)	1,940	(3,699)
Artisan Funds’ distributions not reinvested[1]	(112)	(109)	(11)	(507)	(31)	—	(360)	—	(46)	(16)	(1)	(1,193)
Investment returns and other	5,407	1,484	700	2,781	2,787	93	945	976	624	21	115	15,933
Ending assets under management	$38,445	$12,934	$7,597	$44,295	$28,679	$1,552	$11,942	$4,100	$2,211	$6,544	$2,909	$161,208
Average assets under management	$39,403	$13,688	$7,454	$44,170	$28,029	$1,414	$11,040	$3,917	$2,282	$7,096	$1,739	$160,232
______________________________________
1 Artisan Funds' distributions not reinvested represents the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

For the Years Ended	By Vehicle
	Artisan Funds & Artisan Global Funds	Separate Accounts and other [1]	Total
December 31, 2025
Beginning assets under management	$77,614	$83,594	$161,208
Gross client cash inflows	19,285	7,749	27,034
Gross client cash outflows	(22,447)	(17,249)	(39,696)
Net client cash flows	(3,162)	(9,500)	(12,662)
Artisan Funds' distributions not reinvested[2]	(1,982)	—	(1,982)
Investment returns and other	15,360	18,004	33,364
Net transfers[3]	45	(45)	—
Ending assets under management	$87,875	$92,053	$179,928
Average assets under management	$84,106	$88,898	$173,004

December 31, 2024
Beginning assets under management	$72,763	$77,404	$150,167
Gross client cash inflows	16,486	9,164	25,650
Gross client cash outflows	(17,297)	(12,052)	(29,349)
Net client cash flows	(811)	(2,888)	(3,699)
Artisan Funds' distributions not reinvested[2]	(1,193)	—	(1,193)
Investment returns and other	6,901	9,032	15,933
Net transfers[3]	(46)	46	—
Ending assets under management	$77,614	$83,594	$161,208
Average assets under management	$77,518	$82,714	$160,232

_______________________________________
1 Separate accounts and other consists of AUM we manage in or through vehicles other than Artisan Funds and Artisan Global Funds. This AUM includes assets we manage in traditional separate accounts, as well as assets we manage in Artisan-branded collective investment trusts and in our own private funds.
2 Artisan Funds' distributions not reinvested represents the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.
3 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 6

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of December 31, 2025
(unaudited)

	Composite Inception Date	Strategy AUM (in $MM)[2]	Average Annual Total Returns (Gross)					Average Annual Value-Added[3] Since Inception (bps)
Investment Team and Strategy			1 YR	3 YR	5 YR	10 YR	Inception
Growth Team
Global Opportunities Strategy	2/1/2007	$16,537	10.14%	16.73%	5.25%	12.42%	11.00%	348
MSCI All Country World Index			22.34%	20.63%	11.19%	11.71%	7.52%
Global Discovery Strategy	9/1/2017	$1,107	13.25%	17.59%	5.33%	---	13.51%	530
MSCI All Country World Small Mid Cap Index			19.29%	14.56%	7.27%	---	8.21%
U.S. Mid-Cap Growth Strategy	4/1/1997	$10,280	16.05%	18.13%	3.33%	12.08%	14.33%	440
Russell® Midcap Index			10.60%	14.34%	8.67%	11.00%	10.32%
Russell® Midcap Growth Index			8.66%	18.62%	6.64%	12.48%	9.93%
U.S. Small-Cap Growth Strategy	4/1/1995	$2,782	9.56%	12.26%	(1.42)%	11.82%	10.55%	260
Russell® 2000 Index			12.81%	13.72%	6.09%	9.61%	9.05%
Russell® 2000 Growth Index			13.01%	15.57%	3.18%	9.57%	7.95%
Franchise Strategy	10/1/2024	$553	21.10%	---	---	---	16.89%	35
MSCI All Country World Index			22.34%	---	---	---	16.54%
Global Equity Team
Global Equity Strategy	4/1/2010	$432	47.84%	25.85%	11.25%	14.37%	13.66%	373
MSCI All Country World Index			22.34%	20.63%	11.19%	11.71%	9.93%
Non-U.S. Growth Strategy	1/1/1996	$15,475	37.93%	21.19%	9.83%	9.47%	10.22%	456
MSCI EAFE Index			31.22%	17.21%	8.92%	8.18%	5.66%
U.S. Value Team
Value Equity Strategy	7/1/2005	$5,750	14.66%	17.76%	13.28%	13.57%	9.86%	149
Russell® 1000 Index			17.37%	22.72%	13.58%	14.58%	10.97%
Russell® 1000 Value Index			15.91%	13.88%	11.32%	10.52%	8.37%
U.S. Mid-Cap Value Strategy	4/1/1999	$2,113	2.82%	9.07%	7.82%	9.11%	11.48%	191
Russell® Midcap Index			10.60%	14.34%	8.67%	11.00%	9.67%
Russell® Midcap Value Index			11.05%	12.26%	9.82%	9.77%	9.57%
Value Income Strategy	3/1/2022	$17	11.35%	11.48%	---	---	6.61%	(744)
S&P 500 Index			17.88%	22.98%	---	---	14.05%
International Value Group
International Value Strategy	7/1/2002	$53,064	24.05%	18.39%	12.97%	11.18%	12.03%	515
MSCI EAFE Index			31.22%	17.21%	8.92%	8.18%	6.88%
International Explorer Strategy	11/1/2020	$912	20.17%	16.43%	10.57%	---	14.83%	401
MSCI All Country World Index Ex USA Small Cap			29.26%	15.59%	6.90%	---	10.82%
Global Special Situations Strategy	4/1/2025	$34	---	---	---	---	7.22%	(140)
ICE BofA Global High Yield Index			---	---	---	---	8.62%
Global Value Team
Global Value Strategy	7/1/2007	$36,280	35.45%	24.71%	14.65%	12.46%	10.22%	301
MSCI All Country World Index			22.34%	20.63%	11.19%	11.71%	7.21%
Select Equity Strategy	3/1/2020	$984	30.58%	24.95%	13.91%	---	15.77%	(147)
S&P 500 Index			17.88%	22.98%	14.42%	---	17.24%
Sustainable Emerging Markets Team
Sustainable Emerging Markets Strategy	7/1/2006	$2,537	43.91%	22.58%	5.99%	11.02%	6.95%	118
MSCI Emerging Markets Index			33.57%	16.38%	4.19%	8.41%	5.77%
Credit Team
High Income Strategy	4/1/2014	$13,191	9.08%	11.74%	6.32%	8.16%	7.31%	232
ICE BofA US High Yield Index			8.50%	10.02%	4.49%	6.44%	4.99%
Credit Opportunities Strategy	7/1/2017	$367	11.06%	18.58%	13.73%	---	13.57%	1,091
ICE BofA US Dollar 3-Month Deposit Offered Rate Constant Maturity Index			4.42%	5.00%	3.25%	---	2.66%
Floating Rate Strategy	1/1/2022	$93	7.50%	10.35%	---	---	7.45%	84
S&P UBS Leveraged Loan Index			5.94%	9.30%	---	---	6.61%
Custom Credit Solutions [4]	7/1/2025	$1,400	---	---	---	---	---	---

Developing World Team
Developing World Strategy	7/1/2015	$4,283	9.15%	22.93%	0.17%	13.37%	11.36%	531
MSCI Emerging Markets Index			33.57%	16.38%	4.19%	8.41%	6.05%
Antero Peak Group
Antero Peak Strategy	5/1/2017	$2,220	21.80%	23.66%	12.20%	---	18.98%	415
S&P 500 Index			17.88%	22.98%	14.42%	---	14.83%
Antero Peak Hedge Strategy	11/1/2017	$226	18.28%	20.32%	9.92%	---	13.86%	(73)
S&P 500 Index			17.88%	22.98%	14.42%	---	14.59%
International Small-Mid Team
Non-U.S. Small-Mid Growth Strategy	1/1/2019	$4,913	19.78%	10.73%	1.92%	---	10.86%	123
MSCI All Country World Index Ex USA Small Mid Cap			30.74%	16.13%	6.80%	---	9.63%
EMsights Capital Group
Global Unconstrained Strategy	4/1/2022	$1,185	12.79%	11.30%	---	---	11.30%	708
ICE BofA 3-month Treasury Bill Index			4.18%	4.81%	---	---	4.22%
Emerging Markets Debt Opportunities Strategy	5/1/2022	$1,332	16.77%	14.01%	---	---	13.74%	630
J.P. Morgan EMB Hard Currency/Local Currency 50-50			15.34%	9.54%	---	---	7.44%
Emerging Markets Local Opportunities Strategy	8/1/2022	$1,861	25.39%	13.73%	---	---	13.16%	395
J.P. Morgan GBI-EM Global Diversified Index			19.26%	9.47%	---	---	9.21%

Total Assets Under Management		$179,928

_______________________________________
1 We measure investment performance based upon the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including pooled investment vehicles, invested in the same strategy except those accounts with respect to which we believe client-imposed restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 18% of our assets under management at December 31, 2025, are maintained in separate composites, which are not presented in these materials). Returns for periods less than one year are not annualized.
2 AUM for Artisan Sustainable Emerging Markets, U.S. Mid-Cap Growth and Value Equity Strategies includes $123 million in aggregate for which Artisan Partners provides investment models to managed account sponsors (reported on a lag not exceeding one quarter).
3 Value-added is the amount, in basis points, by which the average annual gross composite return of each of our strategies has outperformed or underperformed its respective benchmark. See Forward-Looking Statements and Other Disclosures for further information on the benchmark indexes used. Value-added for periods less than one year is not annualized.
4 Custom Credit Solutions represents assets managed by the Credit team within custom, investor-driven mandates for which there is no combined performance track record. A portion of these assets under management was previously reported under the High Income strategy through month end June 30, 2025.